EXHIBIT 3

                             Joint Filing Agreement

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of Software AG, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany ("Software AG"), and Software AG Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Software AG ("SAC"), agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Saga Systems, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings. Each of Software AG and SAC acknowledges that it is responsible for the timely filing of its own Statement on Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning itself contained therein and that, as contemplated by Section 13d-1(k)(1)(ii), no other person shall be responsible for the completeness or accuracy of the information concerning itself, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Date: November 10, 2000

                                   SOFTWARE AG


                                   By: /s/ Erwin Koenigs
                                      -----------------------------------------
                                      Name:  Dr. Erwin Koenigs
                                      Title: Chief Executive Officer


                                   By: /s/ Volker Dawedeit
                                      -----------------------------------------_
                                      Name:  Volker Dawedeit
                                      Title: Chief Financial Officer


                                   SOFTWARE AG ACQUISITION CORPORATION


                                   By: /s/ Erwin Koenigs
                                      -----------------------------------------
                                      Name:  Dr. Erwin Koenigs
                                      Title: President


                                   By: /s/ Volker Dawedeit
                                      -----------------------------------------
                                      Name:  Volker Dawedeit
                                      Title: Vice President